Aviat Networks, Inc.
5200 Great America Parkway
Santa Clara, CA 95054

January 11, 2015
Steel Partners Holdings L.P.
590 Madison Avenue, 32nd Floor
New York, NY 10022
Attn:    Warren G. Lichtenstein
Lone Star Value Investors, LP
c/o Lone Star Value Management, LLC
53 Forest Avenue, 1st Floor
Old Greenwich, CT 06870
Attn:    Jeffrey E. Eberwein

Gentlemen:
This letter (this “Agreement”) constitutes the agreement between (a) Aviat Networks, Inc. (the “Company”); (b) Steel Partners Holdings L.P. (“Steel”) and each of the other related Persons (as defined below) set forth on the signature pages hereto (collectively with Steel, the “Steel Group”); and (c) Lone Star Value Investors, LP (“Lone Star”) and each of the other related Persons set forth on the signature pages hereto (collectively with Lone Star, the “Lone Star Group”). The Steel Group and each of their Affiliates (as defined below) and Associates (as defined below) and the Lone Star Group and each of their Affiliates and Associates are collectively referred to as the “Investors.”
1.On the date of this Agreement, Clifford H. Higgerson, Raghavendra Rau, Mohsen Sohi and Edward F. Thompson will retire from the Company’s Board of Directors (the “Board”), and their service as directors will immediately conclude.
2.On the date of this Agreement, the Board will appoint James R. Henderson, John Mutch, Robert G. Pearse and John Quicke (collectively, the “New Directors”) to the Board. Messrs. Mutch and Quicke are referred to as the “Steel Designees,” and Messrs. Henderson and Pearse are referred to the “Lone Star Designees.”
3.At the Company’s Annual Meeting of Stockholders in respect of its 2014 fiscal year (the “2014 Annual Meeting”), the Board’s nominees to stand for election will be Charles D. Kissner, William A. Hasler, Michael A. Pangia and Dr. James C. Stoffel (collectively, the “Continuing Incumbent Directors”) and the New Directors.
4.The Company will use its reasonable best efforts to hold the 2014 Annual Meeting no later than February 15, 2015, or as soon thereafter as possible. At the 2014 Annual Meeting, the election of directors, the ratification of auditors and the non-binding advisory vote on the compensation of the Company’s named executive officers are the only matters that the Company intends to present to a vote of stockholders.
5.During the Restricted Period (as defined below), the Company will not increase the size of the Board to more than eight members.

6.Following the appointment of the New Directors, the Company will cause the initial composition of the Board’s committees to be as follows. Thereafter, the Board will be free to make adjustments to the composition of its committees from time to time as it determines in its discretion.

Audit Committee	Governance and Nominating Committee	Compensation Committee
John Mutch (Chairman)	John Quicke (Chairman)	Dr. James C. Stoffel (Chairman)
James R. Henderson	Robert Pearse	John Quicke
William A. Hasler	William A. Hasler	Robert Pearse
7.During the Restricted Period, the Board will appoint at least one New Director to any committees of the Board formed after the date of this Agreement.
8.Mr. Kissner does not intend to continue his service as Chairman of the Board following the conclusion of the 2014 Annual Meeting (but, for the avoidance of doubt, intends to continue to serve as a director). The Company will elect Mr. Mutch as Chairman of the Board immediately after the 2014 Annual Meeting.
9.During the Restricted Period, if any of the (a) Steel Designees ceases to be a member of the Board for any reason, then the Steel Group will be entitled to designate (and the Board will appoint promptly after the approval of the Governance and Nominating Committee) another person (a “Steel Successor Designee”) to serve as a director in place of such Steel Designee; and (b) Lone Star Designees ceases to be a member of the Board for any reason, then the Lone Star Group will be entitled to designate (and the Board will appoint promptly after the approval of the Governance and Nominating Committee) another person (a “Lone Star Successor Designee”) to serve as a director in place of such Lone Star Designee. Any Steel Successor Designee or Lone Star Successor Designee, as applicable, must (i) be qualified to serve as a member of the Board under all applicable corporate governance policies or guidelines of the Company and the Board and applicable legal, regulatory and stock market requirements; (ii) meet the independence requirements with respect to the Company of the listing rules of The NASDAQ Stock Market LLC or any successor thereto; and (iii) be reasonably acceptable to the Board (including the Governance and Nominating Committee) in its good faith business judgment. Upon becoming a member of the Board, the Steel Successor Designee or Lone Star Successor Designee, as applicable, will succeed to all of the rights and privileges, and will be bound by the terms and conditions, of a Steel Designee or Lone Star Designee, as applicable, under this Agreement.
10.As a condition to the appointment of the New Directors as contemplated by paragraph 2, and as a condition to the continuing directorships of the Continuing Incumbent Directors, each of the New Directors and the Continuing Incumbent Directors have agreed in writing, during the term of any service as a director of the Company, to (a) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related party transactions policy and corporate governance guidelines, in each case as amended from time to time; and (b) keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and its committees, unless previously disclosed publicly by the Company.
11.Notwithstanding anything to the contrary in this Agreement, each of the New Directors, during his term of service as a director of the Company, will not be prohibited from acting in his capacity as a director or from complying with his fiduciary duties as a director of the Company

(including, without limitation, voting on any matter submitted for consideration by the Board, participating in deliberations or discussions of the Board and making suggestions or raising any issues or recommendations to the Board), all in accordance with the agreement set forth in paragraph 10.
12.During the Restricted Period, at each annual or special meeting of the Company’s stockholders at which directors are elected, the Investors will (a) cause all Voting Securities beneficially owned by them to be present for quorum purposes; and (b) if applicable, vote, or cause to be voted, all Voting Securities beneficially owned by them in favor of the Company’s slate of directors.
13.During the Restricted Period, at each annual or special meeting of the Company’s stockholders at which directors are elected, the Company will recommend, support and solicit proxies for the election of the New Directors in the same manner as for the other nominees standing for election at that meeting.
14.Each of the New Directors will be (a) compensated for his service as a director and will be reimbursed for his expenses on the same basis as all other non-employee directors of the Company; (b) granted equity-based compensation and other benefits on the same basis as all other non-employee directors of the Company; and (c) entitled to the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time.
15.From the date of this Agreement until 30 days prior to the deadline for the submission of director nominations in respect of the Company’s Annual Meeting of Stockholders in respect of its 2015 fiscal year (such meeting, the “2015 Annual Meeting,” and such period, the “Restricted Period”), none of the Investors will, and each Investor will cause its respective Affiliates and Associates and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement):
(a)(i) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (ii) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents; or (iii) seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities, it being understood that, except as set forth in paragraph 12, nothing in this paragraph 15(a) will be interpreted to restrict the Investors’ ability to vote their shares of the Company’s common stock on any proposal duly brought before the Company’s stockholders as each of the Investors determines in its sole discretion;
(b)initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC), directly or indirectly, the Company’s stockholders for the approval of any shareholder proposal, whether made pursuant to Rule 14a-4 or Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, or cause or encourage any Person to initiate or submit any such shareholder proposal;
(c)other than as provided in this Agreement, (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board; (ii) seek, alone or in concert with others, the removal of any member of the Board; or (iii) make a request for any stockholder list or other similar Company records;
(d)(i) form or join (whether or not in writing) in a partnership, limited partnership, syndicate or other group, including, without limitation, a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Securities (including any group comprised of the Steel Group and the Lone Star Group); (ii) deposit any Voting Securities into a voting trust, arrangement or agreement; or (iii) subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of the Steel Group or the Lone Star Group, as applicable, with respect to Voting Securities now or hereafter owned by them;
(e)act, alone or in concert with others, to (i) control or seek to control, or influence or seek to influence, the management, the Board or the policies of the Company (including, without limitation, any material change to the capitalization or dividend policy of the Company or any material change in the Company’s management, business or corporate structure), it being understood that nothing in this paragraph 15(e)(i) will limit the Investors’ ability to communicate their views with respect to the aforementioned privately to the Board and management of the Company in a manner that would not reasonably require the Company to make any public disclosure relating to such communication; or (ii) seek, propose or make any public statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transaction involving the Company or its subsidiaries, except that, solely with respect to an Opposition Matter (as defined below), the Investors will have the right to communicate with stockholders and third parties (but not solicit in opposition) for the limited purpose of informing them as to how the Investors will vote their shares of the Company’s common stock in connection with the stockholder vote on an Opposition Matter and nothing in this Agreement shall be interpreted to restrict their ability to do so;
(f)other than as provided in this Agreement, with respect to the Company or the Voting Securities, (i) communicate with the Company’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) pursuant to the Exchange Act; (ii) participate in, or take any action pursuant to, any “proxy access” proposal adopted by the SEC; or (iii) conduct any nonbinding referendum or “stockholder forum”;
(g)publicly make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board or the Company, its management, policies, affairs or assets, or the Voting Securities or this Agreement, that is inconsistent with the provisions of this Agreement, including, without limitation, any intent, purpose, plan or proposal that is conditioned on, or would require, the waiver, amendment, nullification or invalidation of any provision of this Agreement, or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;
(h)other than with other Affiliates of the respective Investor, enter into any agreements, understandings or arrangements (whether written or oral), with, or advise, finance, assist or encourage, any Person, in connection with any of the foregoing;
(i)sell, offer or agree to sell all or substantially all, directly or indirectly, through swap or hedging transactions, derivative agreements or otherwise, voting rights decoupled from the underlying Voting Shares held by the Investors to any third party; and

(j)(i) make or in any way participate as an offerer (as such term is defined in Schedule TO under the Exchange Act), directly or indirectly, in any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or its securities or assets (it being understood that the foregoing will not restrict the Investors from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); or (ii) make, or support any third party in making, any public proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth above in this paragraph 15(j).
16.During the Restricted Period, none of members of the Steel Group will, and Steel will cause each member of the Steel Group and its and their respective Affiliates and Associates and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf not to, in any way, directly or indirectly, except with the prior written consent of the Company, acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Securities or assets, or rights or options to acquire any Voting Securities or assets, of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to Voting Securities, if such acquisition or transaction would result in the Steel Group having beneficial ownership of more than 24.9% of the voting power of the Voting Securities or economic exposure to more than 24.9% of the Voting Securities.
17.During the Restricted Period, none of members of the Lone Star Group will, and Lone Star will cause each member of the Lone Star Group and its and their respective Affiliates and Associates and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf not to, in any way, directly or indirectly, except with the prior written consent of the Company, acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Securities or assets, or rights or options to acquire any Voting Securities or assets, of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to Voting Securities, if such acquisition or transaction would result in the Lone Star Group having beneficial ownership of more than 9.9% of the voting power of the Voting Securities or economic exposure to more than 9.9% of the Voting Securities.
18.The Board has duly approved (the “Board Approval”) the acquisition by the Steel Group and its Affiliates and Associates, whether in a single transaction or multiple transactions from time to time, of additional shares of the Company’s common stock to the extent that such acquisitions would result in the Steel Group and its Affiliates and Associates being the owner of 15% or more, but less than 24.9%, of the voting power of the shares of voting stock of the Company issued and outstanding from time to time, subject to (a) the limitations provided for in this paragraph 18; and (b) the accuracy of the representations and warranties of the Steel Group in this Agreement. The Steel Group, on behalf of itself and its Affiliates and Associates, agrees that if it or its Affiliates and Associates becomes the owner of shares of voting stock of the Company such that it would, together with its Affiliates and Associates, own 24.9% or more of the voting power of the shares of voting stock of the Company issued and outstanding from time to time under circumstances in which it would be an “interested stockholder” as defined in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL,” and such section, “DGCL 203”) (but, for this purpose, replacing 15% in such definition with 24.9%) (any event causing the Steel Group and its Affiliates and Associates to own in the aggregate 24.9% or more of the voting power of the shares of voting stock of the Company issued and outstanding from time to time, an “Additional Acquisition”), then (i) notwithstanding the Board Approval, the restrictions under DGCL 203 applicable to a “business combination” with an “interested stockholder” will apply as a matter of contract pursuant to this Agreement (except as modified herein) to the Steel Group and its Affiliates and Associates as if the Board Approval had not been granted and as if the Additional Acquisition had caused the Steel Group and its Affiliates and Associates to become an interested stockholder for purposes of DGCL 203 (except that wherever 15% is used in DGCL 203 it shall mean, for all purposes of this Agreement, 24.9%); and (ii) the Steel Group and its Affiliates and Associates will not engage in any business combination with the Company for a period of three years following the time that it and its Affiliates and Associates became the owner of 24.9% or more of the voting power of the shares of voting stock of the Company issued and outstanding from time to time unless (a) prior to such time the Board approved, including approval by a majority of the directors who are not the New Directors, either the business combination or the Additional Acquisition; (b) upon consummation of the transaction which resulted in the Steel Group and its Affiliates and Associates becoming the owner of 24.9% or more of the voting power of the shares of voting stock of the Company issued and outstanding from time to time, the Steel Group and its Affiliates and Associates owned at least 85% of the voting power of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the Steel Group and its Affiliates and Associates) those shares owned by (i) persons who are directors and also officers of the Company; and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) at or subsequent to such time the business combination is approved by the Board, including by a majority of the directors who are not the New Directors, and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the voting power of the voting stock of the Company outstanding which is not owned by the Steel Group and its Affiliates and Associates. Notwithstanding the foregoing, the restrictions set forth in this paragraph 18 will not apply if any of the exceptions in DGCL Section 203(b)(4), (5) or (6) would be applicable at the time of such business combination.
19.For so long as it beneficially owns at least 9.9% of the Company’s outstanding common stock, the Steel Group will be entitled to have one observer (the “Steel Observer”) attend each meeting of the Board. For so long as it beneficially owns at least 9.9% of the Company’s outstanding common stock, the Lone Star Group will be entitled to have one observer (the “Lone Star Observer”) attend each meeting of the Board. The Steel Observer and the Lone Star Observer, as applicable, will (a) receive copies of all notices and written information furnished to the Board reasonably in advance of each meeting (to the extent practicable); and (b) be permitted to be present at all meetings of the Board (whether by telephone or in person). Notwithstanding the foregoing, the Company will be entitled to withhold any information and exclude the Steel Observer or the Lone Star Observer, as applicable, from any (i) executive or private sessions of any meeting; or (ii) meeting or portion thereof as is reasonably determined by the Company to be necessary to protect the Company’s attorney-client privilege or as may otherwise be appropriate. Prior to attending any meetings of the Board, the Steel Observer and the Lone Star Observer will execute a confidentiality agreement in form and substance reasonably acceptable to the parties with respect to the information and discussions to which they will have access. Notwithstanding anything to the contrary in this paragraph 19, the attendance of either the Steel Observer or the Lone Star Observer at any meetings of the Board held after the 2015 Annual Meeting will be at the discretion of the Board.
20.During the Restricted Period, the Company and the Investors will each refrain from making, and will cause their respective Affiliates and Associates and its and their respective principals, directors, stockholders, members, general partners, officers and employees not to make, any statement or announcement that both relates to and constitutes an ad hominem attack on, or that both relates to and otherwise disparages, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the Investors, the Company or any of its Affiliates or subsidiaries or any of its or their respective officers or directors or any person who has served as an officer or director of the Company or any of its Affiliates or subsidiaries; and (b) in the case of statements or announcements by the Company, the Investors and their respective Affiliates and Associates and their respective principals, directors, stockholders, members, general partners, officers, employees and advisors, or any person who has served as such. The foregoing will not prevent the making of any factual statement in any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.
21.Within two business days of the date of this Agreement, the Company will reimburse the Steel Group for its reasonable and documented out-of-pocket expenses (up to a maximum of $75,000) incurred by the Steel Group in connection with the negotiation and execution of this Agreement and all related activities and matters. Within two business days of the date of this Agreement, the Company will reimburse the Lone Star Group for its reasonable and documented out-of-pocket expenses (up to a maximum of $75,000) incurred by the Lone Star Group in connection with the preparation of its notice of nomination of candidates to the Board, the negotiation and execution of this Agreement and all related activities and matters. Except as provided in this paragraph 21, each cost or expense incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
22.The Lone Star Group agrees that automatically and without any additional action by any party hereto, upon the execution of this Agreement by the parties, Lone Star irrevocably withdraws, and will be deemed to have irrevocably withdrawn, its nomination of candidates for election as directors of the Company set forth in its letter to the Company dated September 9, 2014.
23.On the date of this Agreement, the Company will issue a press release in the form attached as Exhibit A (the “Press Release”). Neither the Company nor the Investors will make any public statements with respect to the matters covered by this Agreement (including, without limitation, in any filing with the SEC, any other regulatory or governmental agency, any stock exchange or in any materials that would reasonably be expected to be filed with the SEC) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.
24.As used in this Agreement, the term (a) “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” will have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Affiliates of any Person subsequent to the date of this Agreement; (c) “Associate” will have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Associates of any Person subsequent to the date of this Agreement, but will exclude any Person not controlled by or under common control with the related Person; (d) “Voting Securities” will mean the shares of the Company’s common stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (e) “business day” will mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed; (f) “beneficially own,” “beneficially owned” and “beneficial ownership” will have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; and (g) “Opposition Matter” means any of the following transactions, but only to the extent required by the DGCL (or, exclusively in the case of the issuance of more than 20% of the outstanding shares of the Company’s common stock, the rules of The NASDAQ Stock Market), to be submitted by the Board to the Company’s stockholders for approval: (i) the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; (ii) the sale or transfer of a majority of the outstanding shares of the Company’s common stock (through a merger, stock purchase or otherwise); and (iii) any merger, consolidation, acquisition of control or other business combination, tender or exchange offer, dissolution, liquidation, reorganization, or change in capital structure (including issuance in the aggregate of more than 20% of the outstanding shares of the Company’s common stock), in each case that has been approved by the Board but voted against by all of the New Directors.
25.Each of the Investors, severally and not jointly, represents and warrants as to itself that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms; (b) as of the date of this Agreement, none of Investors or any of their Affiliates is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities; and (c) as of the date of this Agreement, the Investors have not, directly or indirectly, compensated or agreed to compensate the New Directors for their service as a nominee or director of the Company with any cash, securities (including, without limitation, any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to the Company or its securities (collectively, “Unpermitted Compensation Arrangements”). The Steel Group represents and warrants that as of the date of this Agreement, it is the beneficial owner of an aggregate of 8,042,892 shares of Voting Securities. The Lone Star Group represents and warrants that as of the date of this Agreement, it is the beneficial owner of an aggregate of 1,250,000 shares of Voting Securities.
26.During the Restricted Period, the Investors will not, directly or indirectly, compensate the New Directors for their service as a director of the Company in any way, including, without limitation, with any Unpermitted Compensation Arrangements.
27.The Company represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) does not require the approval of the stockholders of the Company; and (c) does not and will not violate any law, any order of any court or other agency of government, the Company’s Certificate of Incorporation or Bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

28.The Company and the Investors each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity. The obligations of each group of Investors in this Agreement are several and not joint, and neither group of Investors will have any liability for a breach of this Agreement by the other group of Investors.
29.This Agreement and the Exhibit constitute the only agreement between the Investors and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement is binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
30.If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
31.This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. Each of the Investors and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 33 or in such other manner as may be permitted by applicable law, will be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
32.This Agreement is solely for the benefit of the parties and is not enforceable by any other Person.
33.All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served if (i) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received; or (ii) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:
(a)If to the Company:
Aviat Networks, Inc.
5200 Great America Parkway
Santa Clara, CA 95054
Attn:    General Counsel
Fax:    (408) 567-7111
with a copy (which will not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94303
Attn:    Larry W. Sonsini
Robert G. Day
Bradley L. Finkelstein
Fax:    (650) 493-6811

(b)If to the Steel Group:
Steel Partners Holdings L.P.
590 Madison Avenue, 32nd Floor
New York, NY 10022
Attn:    Jack Howard
Fax:    (212) 546-9217
with a copy (which will not constitute notice) to:
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn:    Steve Wolosky
Fax:    (212) 451-2222

(c)If to the Lone Star Group:
Lone Star Value Management, LLC
53 Forest Avenue, 1st Floor
Old Greenwich, CT 06870
Attn:    Jeffrey E. Eberwein
Fax:    (203) 990-0727
with a copy (which will not constitute notice) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn:    Marc Weingarten
Fax:    (212) 593-5955
At any time, any party may, by notice given in accordance with this paragraph to the other party, provided updated information for notices hereunder.
34.Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.
35.This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Signature page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement will constitute a binding agreement among us.

Very truly yours,
AVIAT NETWORKS, INC.

By:	/s/ Charles Kissner
	Name:	Charles Kissner
	Title:	Chairman of the Board

ACCEPTED AND AGREED
as of the date written above:
STEEL PARTNERS HOLDINGS L.P.
By:    Steel Partners Holdings GP Inc.
General Partner
By:    /s/ Jack Howard
Name:    Jack Howard
Title:    President
STEEL PARTNERS HOLDINGS GP INC.
By:    /s/ Jack Howard
Name:    Jack Howard
Title:    President
STEEL EXCEL INC.
By:    /s/ Jack Howard
Name:    Jack Howard
Title:    Principal Executive Officer

SPH GROUP LLC
By:    Steel Partners Holdings GP Inc.
Managing Member
By:    /s/ Jack Howard
Name:    Jack Howard
Title:    President
SPH GROUP HOLDINGS LLC
By:    Steel Partners Holdings GP Inc.
Manager
By:    /s/ Jack Howard
Name:    Jack Howard
Title:    President
LONE STAR VALUE INVESTORS, LP
By:    /s/ Jeffrey E. Eberwein
Name:    Jeffrey E. Eberwein
Title:    Manager
LONE STAR VALUE MANAGEMENT, LLC
By:    /s/ Jeffrey E. Eberwein
Name:    Jeffrey E. Eberwein
Title:    Sole Member